[COOKER RESTAURANT CORPORATION LETTERHEAD]


                              September 26, 2000

Mr. G. Arthur Seelbinder
Ms. Kathleen W. Hammer
210 El Brillo Way
Palm Beach, FL  33480
1 West 64th Street, Unit 12A
New York, NY 10023

Dear Mr. Seelbinder and Ms. Hammer:

	On March 7, 2000 pursuant to the terms of our guaranty, we paid in full all of the your remaining obligations to The Chase Manhattan Bank under the Amended and Restated Grid Note dated January 31, 1997 (the "Note"). The aggregate unpaid principal and interest owing under the terms of the Note is called the "Unpaid Obligations.

        Pursuant to the terms of our severance agreement with Arthur dated September 29, 1999 (the "Severance Agreement")

        ". . . if the bank obligations are paid in full [under the Note], any remaining amounts due to you [Arthur] under this agreement will be paid to us and applied to any unpaid obligations of you to us, which obligations include any amounts paid by us on account of the guaranty."

As successor to the rights of the bank under the terms of the Note and related loan agreements, by letter dated April 13, 2000 we have demanded payment of the Unpaid Obligations from both of you, jointly and severally, prior to the close of business on April 20, 2000.

 	We have agreed to modify your obligations with respect to the Unpaid Obligations and to terminate our obligations under the terms of the Severance Agreement. This letter agreement sets out the terms of that modification and termination.

	1.	Amount of the Note.  The principal amount of the Note,
after giving effect to the capitalization of accrued interest, and the agreement of each of you and us, is $2,737,021.03. That amount is called the "Revised Principal Balance of the Note."



        Exhibit 10.29-Pg. 1



                                                                Execution A

Mr. G. Arthur Seelbinder
Ms. Kathleen W. Hammer
September 26, 2000
Page 2 of 6


	2.	Scheduled Payments of Principal.  The Revised Principal
Balance of the Note shall be repaid as follows:

        * $15,000 on March 31, 2001 and June 30, 2001 and on each December 31, March 31 and June 30 thereafter until maturity.
        * $55,000 on September 30, 2001 and on each September 30 thereafter until maturity.

	3.	Prepayments of Principal.

		(a)	Proceeds from the sale of residence.  Simultaneously
with the sale or other transfer, assignment, or refinancing of your residence at 210 El Brillo Way, Palm Beach, Florida, you shall prepay $250,000 to us on account of the Revised Principal Balance of the Note. You may refinance the residence without a repayment obligation up to the amount of principal, unpaid interest, and closing expenses on the date of refinancing. However, if you increase the borrowings secured by the residence by any amount after October 1, 2000, except to the extent the increase is a result of accrued interest, the increase will be subject to the prepayment obligation.

		(b)	Payments from certain earnings.  Beginning with the
calendar year ending December 31, 2000, and until Ms. Hammer has been released from her obligations contained in this agreement, each of you shall be jointly and severally liable to prepay first the Revised Principal Balance of the Note, and then accrued interest, by an amount equal to 50% of the amount by which your aggregate cash income (as described in Paragraph 6 ) for the relevant calendar year exceeds $500,000. Beginning with the calendar year in which Ms. Hammer is released from her obligations contained in this agreement, Mr.
Seelbinder alone shall be required to make such prepayments out of his cash income.

		(c)	Effect of Prepayment.  Prepayments made under
subsection 3(a) or 3(b) shall not effect the scheduled payment obligations provided for in Secton 2.

	4.	Interest.  The Revised Principal Balance of the Note shall
bear interest at the rate of 9% per year. All accrued interest shall be payable when the Note matures, either upon an event of default, as described in Paragraph 14, below, or in accordance with its terms.

	5.	Maturity.  The unpaid portion of the Revised Principal
Balance of the Note and all accrued but unpaid interest shall be due and payable upon the earlier of September 30, 2005, or upon the occurrence of an Event of Default (as defined in Paragraph 14 of this Agreement.)

	6.	Annual Financial Statements.   Prior to June 30, 2001 you
shall submit to us joint or individual financial statements for the calendar year ended December 31, 2000, and thereafter on the June 30 following each successive calendar year. The financial statements shall include (i) a balance sheet including all of your assets and liabilities as of the end of the respective calendar years, with all of the assets reflect on the balance sheet shown at their fair market value as of the end of the relevant calendar year in the form provided for in Section 14(b) below, and (ii) a statement of cash income for the relevant calendar year. The statement of cash income shall



        Exhibit 10.29-Pg. 2



                                                                Execution A

Mr. G. Arthur Seelbinder
Ms. Kathleen W. Hammer
September 26, 2000
Page 3 of 6


include all cash income and the receipt of real or personal property to the extent the receipt of such cash or property is included in gross income for federal income tax purposes, but shall not include intangible elements of income and expense otherwise included in the calculation of gross income for federal tax purposes such as income from the forgiveness of indebtedness, depreciation and the amortization of intangible assets. Unless either of you controls the entity failing to make the distribution and the failure to distribute cash income is intended to avoid the provisions of Section 3(b), cash income shall also exclude income from Subchapter S corporations, limited liability companies, limited partnerships and similar entities on which either of you must pay taxes to the extent such income is not distributed to you or your designee. Such cash income must be specifically identified and, in the case of entities controlled by either of you, the reasons such income is not being disbursed also shall be specified. Such income shall become cash income when and to the extent such income is distributed to you. You agree to advise us within thirty (30) days of receipt of any deferred distribution. Additionally, cash income shall not include the proceeds from the sale of your residence as described in Section 3(a) or the proceeds from the sale of your Cooker stock which was pledged to secure the obligations under the Note.

	7.	Federal Tax Returns.  Within 5 days after filing them with
the Internal Revenue Service, you shall deliver to us copies of your joint or individual federal income returns.

	8.	Termination of the Severance Agreement, etc.
Simultaneously with the execution and delivery of this Agreement, the Severance Agreement shall terminate and

        * Mr. Seelbinder shall resign from our Board of Directors and his employment by us be immediately terminated by operation of his execution of this Agreement
        *       All of Mr. Seelbinder's options (the "Seelbinder
                Options") vested and unvested to purchase our common stock (303,297 shares as of the date of this Agreement) shall terminate and no further vesting of options shall occur.
        * The life insurance policy described in the Severance Agreement shall be terminated.

	9.	Release of further liability of Ms. Hammer.  If and when
the Revised Principal Balance of the Note has been reduced by $500,000 pursuant to the provisions of Section 2 and 3 of this Agreement, all of Ms. Hammer's liability under this Agreement shall terminate and we shall deliver to her a written release of all further obligations with respect to the Note.

	10.	Additional reduction of Revised Principal Balance of the
Note.  If at any time prior to the close of business of August 19,
2001 the closing price for our common stock has exceeded the exercise price for all or any of the Seelbinder Options for 5 consecutive business days, then at 12 p.m. on August 19, 2001, the Revised
Principal Balance of the Note, and to the extent applicable, accrued interest, shall be further reduced by the difference between the exercise price of the options and the weighted average of the closing prices (the "Weighted Average Price") on such five business days
(weighted based on the number of shares sold each day).   No credit
shall be given for options if their exercise price is equal to or less



        Exhibit 10.29-Pg. 3


                                                                Execution A

Mr. G. Arthur Seelbinder
Ms. Kathleen W. Hammer
September 26, 2000
Page 4 of 6


than the Weighted Average Price. If our common stock has closed at a price in excess of the exercise price for the Seelbinder options for more than one consecutive 5 business day period prior to August 19, 2001, then the period giving the highest Weighted Average Price shall be used for purposes of making the calculations provided for in this paragraph.

	11.	Releases.  At the same time you sign this letter, you will
each sign and deliver to us a general release, releasing Cooker, its directors, officers, employees and agents from all claims you may have against them and any obligations they may have to you as of the date of this Agreement, regardless of whether you know about such claims or obligations, other than those obligations provided for in this agreement. The form of the general release is attached to this letter. We will execute a similar release in your favor.

	12.	Reaffirmation of the Note.  Except as modified by this
agreement, the terms of the Note remain in full force and effect, and each of you waive any defense or claims which you may assert against its enforcement against us or our predecessors or successors in interest as of the date of this Agreement.

	13.	Events of Default.  You will be in default under this
Agreement if (i) you fail to make any of the payments due within ten
(10) days after such payment is due or (ii) you fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in this Agreement and further fail to cure such default within ten (10) days after being notified in writing of your failure.

	14.  	Representations.

	(a)	Authority and Enforceability.   We (i) are duly
organized, validly existing and in good standing under the laws of our organization, (ii) have all requisite corporate and other appropriate authorization to conduct our business as currently conducted, (iii) are qualified to do business in all jurisdictions in which such qualification is necessary, other than those jurisdictions where the failure to so qualify would not have a material adverse effect upon our business assets or operations, and (iv) have full power and authority to enter into this Agreement and to carry out all acts contemplated by it.

        This Agreement has been duly executed and delivered on behalf of each of you and us, and is a legal, valid and binding obligation of each of you and us, enforceable against each of you and us in accordance with its terms. Further, each of you, individually, acknowledges that you have voluntarily executed this Agreement, intending to be bound by its terms.

        (b) Financial Statements. Each of you, individually, represents that prior to the delivery of this Agreement you have delivered to us financial statements as of September 30, 2000 showing all of your assets with an individual fair market value in excess of $15,000 and aggregate fair market value in excess of $100,000, with each asset (or related group of assets, such as shares of stock) with a fair market value in excess of $15,000 being separately identified. For purposes of this representation, fair market value shall be the fair market value of the relevant assets as of the date of this Agreement. The financial statements are true and correct, subject to the limitations provided for in the prior sentence.




        Exhibit 10.29-Pg. 4


                                                                Execution A

Mr. G. Arthur Seelbinder
Ms. Kathleen W. Hammer
September 26, 2000
Page 5 of 6


        (c) Advice of Counsel. Each of you acknowledges that you have not been influenced in any manner in making this Agreement by any representations or statements made by or on behalf of Cooker Restaurant Corporation or any of its representatives, that each of you has obtained the advice of counsel in connection with the effect of the execution and delivery of this Agreement, that each of you has carefully read and fully understands the contents of this Agreement, and that each of you has duly executed this Agreement freely and voluntarily, intending and agreeing to be fully bound by the terms of this Agreement.

	15.	Miscellaneous.

	(a)	Successors and Assigns. This Agreement shall be
binding upon all the parties hereto and their heirs, successors, personal representatives and assigns.

	(b)	Entire Agreement.  This Agreement and any documents
incorporated into it contain the parties' entire agreement with respect to the subject matter hereof; and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated herein shall be null and void and are merged into this Agreement; and this Agreement shall constitute the entire understanding and agreement among the parties.

	(c)	Amendments Only in Writing.  No amendment,
modification, waiver or discharge of this Agreement or any provision hereof shall be effective against any party, unless such party shall have consented thereto in writing.

	(d)	Severability.  The provisions of this Agreement shall
be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

	(e)	Counterparts.  This Agreement may be executed in one
or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

	(f)	Governing Law; Arbitration.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Florida, exclusive of its choice-of-law principles. Each of the parties agree that, except as otherwise provided in this Agreement, any dispute arising among them with respect to the subject matter of this Agreement shall be submitted to binding arbitration pursuant to the rules of the American Arbitration Association in Palm Beach County, Florida. In connection with any such arbitration, there shall be allowed such discovery, including the taking of depositions and propounding of interrogatories, as the arbitrator shall determine appropriate in light of the subject matter submitted.

	(g)	Headings.  The various section headings are inserted
for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.




        Exhibit 10.29-Pg. 5


                                                                Execution A

Mr. G. Arthur Seelbinder
Ms. Kathleen W. Hammer
September 26, 2000
Page 6 of 6

	(h)	Notices.  All notices or other communications required
or permitted under the terms of this Agreement shall be made in writing and shall be deemed given (i) upon hand delivery, (ii) when sent by commercial overnight courier with written verification of receipt, or (iii) three days after deposit of same in the Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the parties at the addresses at the foot of this Agreement.

	(i)	Confidentiality.  We agree to keep confidential the
financial information you supply to us under Sections 6 and 14 of this Agreement, subject to the requirements of any applicable law or regulation or its use in any proceeding in which we seek to enforce the terms of this Agreement, or in connection with the consideration of any such proceeding.

	Please sign below to indicate your acceptance of the terms of this Agreement.


                                            Sincerely,

                                            Cooker Restaurant Corporation

                                            By:/s/Henry R. Hillenmeyer
                                               -------------------------


                                            Notice Address:
                                            Cooker Restaurant Corporation
                                            2609 West End Avenue
                                            Nashville, TN  37203-1413
                                            Attn:  Henry R. Hillenmeyer, CEO

                                            with a copy to:

                                            Shannon LeRoy
                                            2000 Glen Echo Road, Suite 101
                                            Nashville, TN  37215


Accepted and Acknowledged:


/s/G. Arthur Seelbinder                     /s/Kathleen W. Hammer
------------------------                    -----------------------
G. Arthur Seelbinder                        Kathleen W. Hammer
Dated: 11-8-2000                            Dated: 11-14-2000
       ---------                                   ----------


Notice Address:                             Notice Address:
_______________________                     _______________________
_______________________                     _______________________
_______________________                     _______________________



        Exhibit 10.29-Pg. 6



                    GENERAL RELEASE AND WAIVER
                    --------------------------

        COOKER RESTAURANT CORPORATION, including its assigns and successors in interest (collectively the "Releasor"), in consideration of G. Arthur Seelbinder ("Seelbinder") and Kathleen W. Hammer ("Hammer") entering into a letter agreement dated September 26, 2000 with Releasor (the "Letter"), to which the release is attached, fully releases, Seelbinder and Hammer and their attorneys, agents, successors and assigns (collectively, the "Released Parties"), of and from any and all rights, claims, demands, damages, judgments, executions, actions, suits and causes of action of any nature whatsoever, whether known or unknown, direct or indirect, mature or contingent, whether arising at law or in equity, which the Releasor may have had, may now have or may in the future have against the Released Parties or any of them by reason of any act, omission, matter, transaction, event or thing from the beginning of time to and including the date of this General Release and Waiver against the Released Parties, or any of them, except as provided in the Letter, and agrees not to sue or otherwise institute any action or proceeding against the Released Parties or any of them with respect to any such claims.

        The Releasor hereby waives, to the fullest extent permitted by law, the benefits of any statute, law, rule, regulation or common law, which may limit the scope of the covenants and releases contained herein.

        The Releasor intends by this General Release and Waiver to forever release, remise, acquit, waive, satisfy and forever discharge the Released Parties of and from any and all of the claims and rights described above, it being understood that all such claims or rights which the Releasor or any person who claims by, through or under the Releasor may have against the Released Parties shall be forever released, remised, acquitted, waived, satisfied and forever discharged, and such persons shall be forever barred from bringing or asserting the same in their own name or names, jointly or with or through any other person, natural, corporate or otherwise.

        The Releasor acknowledges that the terms of this General Release and Waiver are contractual and not a mere recital. Furthermore, the Releasor acknowledges that the Releasor has not been influenced in any manner in making this General Release and Waiver by any representations or statements made by or on behalf of the Released Parties, that the Releasor has been given the opportunity to seek the advice of counsel in connection with the effect of the execution and delivery of this General Release and Waiver, that the Releasor has carefully read and fully understands the contents of this General Release and Waiver, and that the Releasor has duly executed this General Release and Waiver freely and voluntarily, intending and agreeing to be fully bound by the terms hereof.



        Exhibit 10.29-Pg. 7



        IN WITNESS WHEREOF, the Releasor has executed this General Release and Waiver this 15th day of November 2000.

WITNESSES:

                                    COOKER RESTAURANT CORPORATION
Print Name: /s/Morris Brown
            ---------------

                                    By: /s/Henry R. Hillenmeyer
Print Name:  Morris Brown              ----------------------------------
            --------------             Henry R. Hillenmeyer, Chairman and
                                       Chief Executive Officer



        Exhibit 10.29-Pg. 8



                           GENERAL RELEASE AND WAIVER
                           --------------------------

        KATHLEEN W. HAMMER, including her heirs, successors and assigns (collectively the "Releasor"), in consideration of Cooker Restaurant Corporation ("Cooker") entering into a letter agreement dated
September 26, 2000 with her and G. Arthur Seelbinder (the "Letter"), to which the release is attached, fully releases, Cooker, its subsidiaries and each of their shareholders, officers, directors, attorneys, employees, agents, predecessors, successors and assigns in their capacities as such (collectively, the "Released Parties"), of and from any and all rights, claims, demands, damages, judgments, executions, actions, suits and causes of action of any nature whatsoever, whether known or unknown, direct or indirect, mature or contingent, whether arising at law or in equity, which the Releasor may have had, may now have or may in the future have against the Released Parties or any of them by reason of any act, omission, matter, transaction, event or thing from the beginning of time to and including the date of this General Release and Waiver against the Released Parties, or any of them, except as provided in the Letter, and agrees not to sue or otherwise institute any action or proceeding against the Released Parties or any of them with respect to any such claims.

        The Releasor hereby waives, to the fullest extent permitted by law, the benefits of any statute, law, rule, regulation or common law, which may limit the scope of the covenants and releases contained herein.

        The Releasor intends by this General Release and Waiver to forever release, remise, acquit, waive, satisfy and forever discharge the Released Parties of and from any and all of the claims and rights described above, it being understood that all such claims or rights which the Releasor or any person who claims by, through or under the Releasor may have against the Released Parties shall be forever released, remised, acquitted, waived, satisfied and forever discharged, and such persons shall be forever barred from bringing or asserting the same in their own name or names, jointly or with or through any other person, natural, corporate or otherwise.

        The Releasor acknowledges that the terms of this General Release and Waiver are contractual and not a mere recital. Furthermore, the Releasor acknowledges that the Releasor has not been influenced in any manner in making this General Release and Waiver by any representations or statements made by or on behalf of the Released Parties, that the Releasor has been given the opportunity to seek the advice of counsel in connection with the effect of the execution and delivery of this General Release and Waiver, that the Releasor has carefully read and fully understands the contents of this General Release and Waiver, and that the Releasor has duly executed this General Release and Waiver freely and voluntarily, intending and agreeing to be fully bound by the terms hereof.



        Exhibit 10.29-Pg. 9



        IN WITNESS WHEREOF, the Releasor has executed this General Release and Waiver this 30th day of September 2000.

WITNESSES:

/s/Martin V. Rate
-------------------------------
Print Name: Martin V. Rate
           --------------------

/s/Rosario Vega                         /s/Kathleen W. Hammer
-------------------------------         ------------------------
Print Name:  Rosario Vega		KATHLEEN W. HAMMER
           --------------------






        Exhibit 10.29-Pg. 10



                   GENERAL RELEASE AND WAIVER
                   --------------------------

        G. ARTHUR SEELBINDER, including his heirs, successors and assigns (collectively the "Releasor"), in consideration of Cooker Restaurant Corporation ("Cooker") entering into a letter agreement dated
September 26, 2000 with him and Kathleen W. Hammer (the "Letter"), to which the release is attached, fully releases, Cooker, its subsidiaries and each of their shareholders, officers, directors, attorneys, employees, agents, predecessors, successors and assigns in their capacities as such (collectively, the "Released Parties"), of and from any and all rights, claims, demands, damages, judgments, executions, actions, suits and causes of action of any nature whatsoever, whether known or unknown, direct or indirect, mature or contingent, whether arising at law or in equity, which the Releasor may have had, may now have or may in the future have against the Released Parties or any of them by reason of any act, omission, matter, transaction, event or thing from the beginning of time to and including the date of this General Release and Waiver against the Released Parties, or any of them, except as provided in the Letter, and agrees not to sue or otherwise institute any action or proceeding against the Released Parties or any of them with respect to any such claims.

        The Releasor hereby waives, to the fullest extent permitted by law, the benefits of any statute, law, rule, regulation or common law, which may limit the scope of the covenants and releases contained herein.

        The Releasor intends by this General Release and Waiver to forever release, remise, acquit, waive, satisfy and forever discharge the Released Parties of and from any and all of the claims and rights described above, it being understood that all such claims or rights which the Releasor or any person who claims by, through or under the Releasor may have against the Released Parties shall be forever released, remised, acquitted, waived, satisfied and forever discharged, and such persons shall be forever barred from bringing or asserting the same in their own name or names, jointly or with or through any other person, natural, corporate or otherwise.
The Releasor acknowledges that the terms of this General Release and Waiver are contractual and not a mere recital. Furthermore, the Releasor acknowledges that the Releasor has not been influenced in any manner in making this General Release and Waiver by any representations or statements made by or on behalf of the Released Parties, that the Releasor has been given the opportunity to seek the advice of counsel in connection with the effect of the execution and delivery of this General Release and Waiver, that the Releasor has carefully read and fully understands the contents of this General Release and Waiver, and that the Releasor has duly executed this General Release and Waiver freely and voluntarily, intending and agreeing to be fully bound by the terms hereof.



        Exhibit 10.29-Pg. 11



        IN WITNESS WHEREOF, the Releasor has executed this General Release and Waiver this 30 day of September 2000.

WITNESSES:

/s/Martin V. Rate
---------------------------
Print Name: Martin V. Rate
           ----------------

/s/Rosario Vega                         /s/G. Arthur Seelbinder
---------------------------             -----------------------
Print Name: Rosario Vega		G. ARTHUR SEELBINDER
           ----------------





        Exhibit 10.29-Pg. 12